EXHIBIT 99.1

AntriaBio Appoints Barry Sherman, M.D. to its Board of Directors

MENLO PARK, CA – July 14, 2014 – AntriaBio, Inc. (OTCQB: ANTB), a biopharmaceutical corporation focused on developing novel therapeutics to treat patients with diabetes and metabolic diseases, announced today the appointment of Barry Sherman, M.D. to its Board of Directors.

Dr. Sherman joins AntriaBio’s Board as the company prepares for the clinical development of its lead product candidate, AB101, a once-weekly, proprietary, microsphere formulation of insulin with the potential to transform the treatment paradigm in the $10 billion basal insulin market.

“Dr. Sherman is a true pioneer of the biotechnology industry. I am thrilled to have him join our Board of Directors and I look forward to leveraging his immeasurable business and scientific expertise,” commented Nevan Elam, Chairman and Chief Executive Officer.

Dr. Sherman brings more than 30 years of experience in the biopharmaceutical industry to AntriaBio’s Board of Directors. Notably, Dr. Sherman was the first Chief Medical Officer of Genentech in the mid 1990s following his role directing Genentech’s clinical research and medical affairs teams in the late 1980s. He has also served as President and CEO of StemPar Sciences, President and CEO of Anergen Inc., a founder of Pain Therapeutics, and the Executive Vice President and Co-Founder of BiPar Sciences.

Dr. Sherman stated, “I am excited to join AntriaBio’s Board of Directors given the company’s unique opportunity to leverage its formulation platform to develop extended release novel therapeutics such as AB101. I look forward to working closely with the management team on AB101 as well as additional potential product pipeline opportunities.”

Prior to joining Genentech in 1985, Dr. Sherman was Professor of Medicine and Endocrinology at the University of Iowa College of Medicine, where he served as Associate Chairman of the Department of Internal Medicine and Director of the National Institutes of Health-sponsored Clinical Research Center. Dr. Sherman is a graduate of the University of Michigan where he received both his A.B. and M.D. degrees with honors.

About AntriaBio, Inc.
AntriaBio is a biopharmaceutical company focused on developing novel therapeutics to improve significantly the standard of care for patients. AntriaBio's development strategy combines FDA approved pharmaceuticals with its proprietary formulation and manufacturing capabilities. AntriaBio's lead product candidate is AB101, an injectable once-a-week basal insulin for Type 1 and Type 2 diabetes. For more information visit: www.antriabio.com.

Forward-Looking Statements
This release, like many written and oral communications presented by AntriaBio, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, AntriaBio undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

AntriaBio, Inc. Contact:
Jenene Thomas
Investor Relations and Corporate Communications Advisor
Jenene Thomas Communications, LLC
(908) 938-1475
jenene@jenenethomascommunications.com

Source: AntriaBio Inc.

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